SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2009
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-52082 (Commission File Number)	41-1698056 (IRS Employer Identification No.)
651 Campus Drive
St. Paul, Minnesota 55112-3495
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Effective August 31, 2009, David L. Martin, our President and Chief Executive Officer, adopted a pre-arranged trading plan (the “Martin Plan”) to sell shares of our common stock, and effective August 26, 2009, Robert J. Thatcher, our Executive Vice President, adopted a pre-arranged trading plan (the “Thatcher Plan”) to sell shares of our common stock. Each of the Martin and Thatcher Plans was designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of a registrant’s securities under specified conditions and at specified times to achieve prudent and gradual asset diversification over time.
The Martin Plan provides that Mr. Martin will sell shares over approximately 18 months beginning September 30, 2009. Shares to be sold are currently owned by Mr. Martin or will be purchased through the exercise of vested stock options held by Mr. Martin. The Martin Plan allows for the sale of a maximum of 49,172 shares of common stock already owned by Mr. Martin and up to 824,925 shares of common stock underlying vested stock options. All shares will be sold under the Martin Plan in the open market at prevailing market prices, subject to minimum price thresholds. Mr. Martin will have no control over the actual timing of the stock sales under the Martin Plan. Sales pursuant to the Martin Plan are expected to begin as early as September 30, 2009 and will terminate no later than March 31, 2011, unless terminated sooner in accordance with the Martin Plan’s terms.
The Thatcher Plan provides that Mr. Thatcher will sell shares over approximately 12 months beginning October 1, 2009. Shares to be sold are currently held by Mr. Thatcher in the form of restricted stock awards expected to vest in July 2010, or will be purchased through the exercise of vested stock options held by Mr. Thatcher. The Thatcher Plan allows for the sale of a maximum of 107,403 shares of common stock underlying vested stock options and up to 20,535 shares obtained through the vesting of restricted stock awards. All shares will be sold under the Thatcher Plan in the open market at prevailing market prices, subject to minimum price thresholds. Mr. Thatcher will have no control over the actual timing of the stock sales under the Thatcher Plan. Sales pursuant to the Thatcher Plan are expected to begin as early as October 1, 2009 and will terminate no later than October 16, 2010, unless terminated sooner in accordance with the Thatcher Plan’s terms.
All stock sales under the Martin Plan and Thatcher Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.
We do not undertake to report other Rule 10b5-1 plans that may be adopted by any of our officers or directors in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 18, 2009

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer